Exhibit 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 333-39716) pertaining to the Celgene Corporation 1998 Long-Term Incentive Plan and to the incorporation by reference therein of our report dated February 4, 2000, with respect to the financial statements of Signal Pharmaceuticals, Inc. (not presented), included in the Annual Report (Form 10-K) of Celgene Corporation for the year ended December 31, 2000, filed with Securities and Exchange Commission.




                                                            /s/Ernst & Young LLP
                                                               ERNST & YOUNG LLP

San Diego, California
March 16, 2001